Exhibit 24 POWER OF ATTORNEY Each person whose signature appears below hereby authorizes and appoints Randall M. Chesler and Ron J. Copher, and each of them, with full power of substitution and full power to act without the other, as true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-3 to be filed by Glacier Bancorp, Inc., a Montana corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering an indeterminate amount of securities to be offered and sold by the Company from time to time, together with any and all amendments, including any and all amendments and post-effective amendments and any subsequent registration statement for the same offering that may be filed under Rule 462 under the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it. Signature Title Date /s/ Randall M. Chesler Randall M. Chesler President and Chief Executive Officer and Director (Principal Executive Officer) October 29, 2025 /s/ Ron J. Copher Ron J. Copher Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) October 29, 2025 /s/ Craig A. Langel Craig A. Langel Chairman of the Board October 29, 2025 /s/ David C. Boyles David C. Boyles Director October 29, 2025 /s/ Robert A. Cashell, Jr. Robert A. Cashell, Jr. Director October 29, 2025 /s/ Jesus T. Espinoza Jesus T. Espinoza Director October 29, 2025 /s/ Annie M. Goodwin Annie M. Goodwin Director October 29, 2025

Exhibit 24 /s/ Kristen L. Heck Kristen L. Heck Director October 29, 2025 /s/ Michael B. Hormaechea Michael B. Hormaechea Director October 29 2025 /s/ Douglas J. McBride Douglas J. McBride Director October 29, 2025 /s/ Beth Noymer Levine Beth Noymer Levine Director October 29, 2025